Exhibit 10.33

ESCROW AGREEMENT

                    THIS ESCROW AGREEMENT (this “Agreement”) is made as of ___________, 2008, by and among BioDrain Medical, Inc., a corporation incorporated under the laws of Minnesota (the “Company”), the Purchasers signatory hereto and set forth on Schedule A (each a “Purchaser” and together the “Purchasers”), Richardson & Patel LLP, with an address at 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Subscription Agreement referred to in the first recital.

W I T N E S S E T H:

                    WHEREAS, the Purchasers will be purchasing from the Company, at least $800,000 and at most $1,700,000, in the aggregate, of the Common Stock and Warrants on one or more Closing Dates as set forth in the Subscription Agreement (the “Subscription Agreement”) dated the date hereof between the Purchasers and the Company, which securities will be issued under the terms contained herein, in the Subscription Agreement, and in the Registration Rights Agreement between the Purchasers and the Company dated the date hereof (the “Registration Rights Agreement”); and

                    WHEREAS, it is intended that the purchase of the securities be consummated in accordance with the requirements set forth in Regulation D promulgated under the Securities Act of 1933, as amended; and

                    WHEREAS, the Company and the Purchasers have requested that the Escrow Agent hold the Purchase Price in escrow until the Escrow Agent has received the Transaction Documents (as defined below) at each Closing;

                    NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1
TERMS OF THE ESCROW

          1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of at least $800,000 and up to $1,700,000, in the aggregate, of Common Stock and Warrants as contemplated by the Subscription Agreement. The amount of subscription funds for the initial closing shall be at least $800,000. The amount of subscription funds for subsequent closings shall be at the discretion of the Company.

          1.2. Upon the Escrow Agent’s receipt of the aggregate Purchase Price for the applicable Closing into its master escrow account, together with executed counterparts of this Agreement and the Subscription Agreement and the Release Notice (a form of which is attached hereto as Exhibit A) it shall telephonically advise the Company, or the Company’s designated attorney or agent, of the amount of funds it has received into its master escrow account.

          1.3. Wire transfers to the Escrow Agent shall be made as follows:

RICHARDSON & PATEL LLP CLIENT TRUST ACCT.

BANK NAME:	COMERICA BANK OF CALIFORNIA
	WESTWOOD OFFICE
	10900 WILSHIRE BLVD.
	LOS ANGELES, CALIF. 90024
	PHONE NUMBER:	800-888-3595
	ABA NUMBER:	121137522
	ACCT. NUMBER:	1891937581

BENEFICIARY:	RICHARDSON & PATEL LLP CLIENT TRUST ACCT.

Re: BIODRAIN TRUST ACCOUNT

          1.4 The Company, promptly following being advised by the Escrow Agent that the Escrow Agent has received the Purchase Price for the applicable Closing along with facsimile copies of or actual counterpart signature pages of the Subscription Agreement, the Registration Rights Agreement, and this Agreement (collectively, “Transaction Documents”) from each Purchaser, shall deliver to the Escrow Agent the certificates representing the certificates evidencing the Securities to be issued to each Purchaser at the Closing together with:

(a) the Company’s executed counterpart of the Subscription Agreement;

(b) the Company’s executed counterpart of the Registration Rights Agreement; and

(c) the Company’s original executed counterpart of this Escrow Agreement.

          1.5 In the event that the foregoing items are not in the Escrow Agent’s possession within twenty (20) Trading Days of the Escrow Agent, then each Purchaser shall have the right to demand the return of their portion of the Purchase Price and any accrued interest of their portion of the Purchase Price, if any (it being understood that Escrow Agent has no obligation to place the funds into an interest-bearing account).

          1.6 Once the Escrow Agent receives the documents and funds set forth in Section 1.3 and Section 1.4, it shall (a) disburse amounts owed to Richardson & Patel LLP for legal fees incurred by Company and at the Company’s direction, pay any other expenses incurred by the Company, and (b) wire the balance of the funds to the Company’s account listed in Section 1.7 below.

          1.7 Wire transfers to the Company shall be made as follows:

Bank: Citizens Independent Bank
Routing Number: 091016566
Beneficiary: BioDrain Medical, Inc.
Account Number: 0169466

                    Once the funds (as set forth above) have been sent per the Company’s instructions, the Escrow Agent shall then arrange to have the Common Stock and Warrants, the Subscription Agreement,

the Registration Rights Agreement, and the Escrow Agreement delivered to the appropriate parties within ten (10) Business Days of the receipt of the Release Notice.

ARTICLE II

MISCELLANEOUS

          2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

          2.2 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Subscription Agreement.

          2.3 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

          2.4 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented, or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

          2.5 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and the masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

          2.6 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of California. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in the City of Los Angeles.

          2.7 The Escrow Agent’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by the Company, each Purchaser, and the Escrow Agent.

          2.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud, and willful misconduct.

          2.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment, or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

          2.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization, or rights of the parties executing or delivering or purporting to execute or deliver the Subscription Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud, and willful misconduct.

          2.11 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent. The Escrow Agent has acted as legal counsel for the Company, and may continue to act as legal counsel for the Company from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Purchasers and all other parties to this Agreement consent to the Escrow Agent in such capacity as legal counsel for the Company and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Purchasers understand that the Company and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

          2.12 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchasers. In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent. and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

          2.13 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

          2.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree, or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of Los Angeles in accordance with the applicable procedure therefore.

          2.15 The Company and each Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents, and representatives from any and all claims, liabilities, costs, or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Subscription Agreement other than any such claim, liability, cost, or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud, or willful misconduct of the Escrow Agent.

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                    IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

BIODRAIN MEDICAL, INC.

By:

Name: Kevin Davidson
Title: Chief Executive Officer

ESCROW AGENT:

RICHARDSON & PATEL LLP

By:

Name:

Title: Partner

Purchaser Name:

By:

Name:
Title:

RELEASE NOTICE

                    The UNDERSIGNED, pursuant to the Escrow Agreement, dated as of ________ ___, 2008, among BioDrain Medical, Inc., the Purchaser signatory, and Richardson & Patel LLP, as Escrow Agent (the “Escrow Agreement”; capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement), hereby notifies the Escrow Agent that each of the conditions precedent to the purchase and sale of the Securities set forth in the Subscription Agreement have been satisfied.

                    The Purchaser has received and has had ample opportunity to review the Company’s audited financial statements for the 12-month period ended December 31, 2006 and 2005 and the Company’s unaudited financial statements for the six month period ended June 30, 2007 and hereby reaffirms the subscription to purchase the Securities.

                    The Purchaser hereby confirms that all of the applicable representations and warranties contained in the Subscription Agreement remain true and correct and authorizes the release by the Escrow Agent of the funds and documents to be released at the Closing as described in the Escrow Agreement. The Purchaser reaffirms the purchase of the Securities.

                    IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this __ day of ___________, 2008.

PURCHASER:

(Print name of Purchaser)

By:

Name:
Title: